Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-3 No. 333-194605) pertaining to $75,000,000 in the aggregate of common stock, preferred stock, depositary shares, warrants, debt securities, and units;

2)	Registration Statement (Form S-8 No. 333-190878) pertaining to the Amended and Restated 2000 Employee Stock Purchase Plan;

3)	Registration Statement (Form S-8 No. 333-190879) pertaining to the 2009 Omnibus Incentive Compensation Plan;

4)	Registration Statement (Form S-8 No. 333-176490) pertaining to the Amended and Restated 2000 Employee Stock Purchase Plan;

5)	Registration Statement (Form S-8 No. 333-176489) pertaining to the 2009 Omnibus Incentive Compensation Plan;

6)	Registration Statement (Form S-8 No. 333-163033) pertaining to the 2009 Omnibus Incentive Compensation Plan;

7)	Registration Statement (Form S-8 No. 333-163032) pertaining to the Amended and Restated 2000 Employee Stock Purchase Plan;

8)	Registration Statement (Form S-8 No. 333-145482) pertaining to the Amended and Restated 2000 Stock Incentive Plan and the Amended and Restated 2000 Employee Stock Purchase Plan;

9)	Registration Statement (Form S-8 No. 333-139730) pertaining to the Amended and Restated 2000 Stock Incentive Plan and the Amended and Restated 2000 Employee Stock Purchase Plan; and

10)
Registration Statement (Form S-8 No. 333-53692) pertaining to the Amended and Restated 2000 Stock Incentive Plan, the Amended and Restated 2000 Employee Stock Purchase Plan and the Amended and Restated 1997 Stock Incentive Plan, as amended;

of our reports dated March 9, 2015, with respect to the consolidated financial statements and schedule of Novatel Wireless, Inc., and the effectiveness of internal control over financial reporting of Novatel Wireless, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP
San Diego, California
March 9, 2015